UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Exact name of registrant as specified in its charter)

Wyoming	37-2039216
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Allen St., Office 10104, New York, NY	10002
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:    None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates:    333-266341

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock $0.0001 par value

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the common stock of LAMY (the “Company”) registered hereby is incorporated herein by reference to "Prospectus Summary,” and “Description of Securities to be Registered,” “Plan of Distribution,” in the prospectus contained in the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2022 (File No. 333-266341) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus and supplements to the prospectus relating thereto filed subsequently under the Securities Act of 1933.

ITEM 2. EXHIBITS

The documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description
1	The Registrant’s Registration Statement on Form S-1 (No. 333-266341) (the “Registration Statement”)
2	Articles of Incorporation of LAMY dated January 31, 2022 — incorporated herein by reference to Exhibit 3.1 to the Registration Statement
3	Bylaws of the Registrant — incorporated herein by reference to Exhibit 3.2 to the Registration Statement.
4	Opinion Re: Legality — incorporated herein by reference to Exhibit 5.1 to the Registration Statement.
5	Game Development Agreement — incorporated herein by reference to Exhibit 10.1 to the Registration Statement.
6	Employment Agreement — incorporated herein by reference to Exhibit 10.2 to the Registration Statement.
7	Property Purchase Agreement 1 — incorporated herein by reference to Exhibit 10.3 to the Registration Statement.
8	Property Purchase Agreement 2 & Promissory Note — incorporated herein by reference to Exhibit 10.4 to the Registration Statement.
9	Engagement Agreement — incorporated herein by reference to Exhibit 10.5 to the Registration Statement.
10	Loan Agreement & Promissory Note — incorporated herein by reference to Exhibit 10.6 to the Registration Statement.
11	Form of Shareholders Subscription Agreement — incorporated herein by reference to Exhibit 10.7 to the Registration Statement.
12	Consent of independent Auditor — incorporated herein by reference to Exhibit 23.1 to the Registration Statement.
13	Private Placement Subscription Agreement — incorporated herein by reference to Exhibit 99.1 to the Registration Statement
14	Filing Fee Table — referenced herein by Exhibit 107 to the Registration Statement.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LAMY

By:	/s/ Dwight Witmer
Director; CEO and CFO

Date:  October 11, 2023

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